UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 15, 2013

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreements

On May 15, 2013, TC PipeLines Intermediate Limited Partnership (“TCILP”), a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement with TransCanada American Investments Ltd. (the “GTN Purchase Agreement”) to purchase an additional 45 percent membership interest in Gas Transmission Northwest LLC (the “GTN Interest”) and a definitive agreement with TC Continental Pipeline Holdings Inc. (the “Bison Purchase Agreement” and together with the GTN Purchase Agreement, the “Purchase Agreements”) to acquire an additional 45 percent membership interest in Bison Pipeline LLC (the “Bison Interest”) for a total transaction value of $1.05 billion subject to certain working capital closing adjustments (the “Acquisition”).  The purchase price for the GTN Interest is $750 million less $146 million, which reflects 45% of GTN’s outstanding debt.  The purchase price for the Bison Interest is $300 million.  The purchase and sale of the GTN Interest is contingent upon the purchase and sale of the Bison Interest and vice versa.  The Acquisition is expected to close in July 2013 subject to regulatory approvals and customary closing conditions.  The Partnership currently owns 25% of each of Gas Transmission Northwest LLC (“GTN”) and Bison Pipeline LLC (“Bison”), and the remaining 75% interests are owned by subsidiaries of TransCanada Corporation (“TransCanada”), which is the ultimate parent company of TC PipeLines GP, Inc., the general partner of the Partnership (the “General Partner”).

In the event that Portland General Electric Company (“PGE”) executes a firm transportation service agreement by December 31, 2014 containing agreed terms and relating to transportation from GTN’s mainline to PGE’s proposed Carty Generating Station, we will pay an additional $25 million.

GTN Pipeline System

GTN owns the GTN pipeline system, a 1,353-mile natural gas transmission system originating near Kingsgate, British Columbia at the Canadian border and connecting with the Tuscarora pipeline system near Malin, Oregon at the California border (the “GTN Pipeline”).  The GTN Pipeline transports Western Canada Sedimentary Basin (“WCSB”) and Rocky Mountain-sourced natural gas to third-party natural gas pipelines and markets in Washington, Oregon and California. The GTN Pipeline has an average design capacity of approximately 2.9 Bcf/d. The original construction of the GTN Pipeline was completed in 1961, followed by expansions or extensions.

GTN provides transportation service under rates and terms of service that are subject to approval by the Federal Energy Regulatory Commission (“FERC”).  GTN’s current maximum transportation rates were determined by a rate case settlement between GTN and its customers approved by FERC effective January 1, 2012.  The settlement agreement established a moratorium on rate changes until December 31, 2015, and requires GTN to submit a rate case with new rates to be effective by January 1, 2016.  GTN’s revenues are substantially supported by long-term contracts. Contracts expiring prior to 2023 are primarily held by local distribution companies. GTN’s rates were initially established primarily based on its contracted long-term capacity.  As a result, GTN’s revenues will be subject to positive variation as a result of capacity sold at levels above its current contracted amount.

The GTN Pipeline competes with other pipelines that source natural gas from the WCSB and competes with other pipelines that serve the downstream markets served by GTN.

The GTN Pipeline is operated by a subsidiary of TransCanada.  Most decisions regarding the GTN Pipeline system are established by the GTN Management Committee, which upon closing of the Acquisition will include two members who are appointed by TransCanada and two members who are appointed by the Partnership.  The members’ votes are equal to the percentage interests that they represent.

Bison Pipeline System

Bison owns the Bison pipeline system, a 303-mile natural gas pipeline originating from the Powder River Basin near Gillette, Wyoming connecting to the Northern Border system in Morton County, North Dakota (the “Bison Pipeline”). The Bison Pipeline was placed into service in January 2011.

Bison operates pursuant to rates and terms of service approved by the FERC in connection with the Bison Pipeline’s initial construction.  Bison has fixed price transportation agreements with four shippers, all with terms expiring in 2021, for 407 MMcf/d comprising all of Bison Pipeline’s current annual capacity.

The Bison Pipeline competes with other pipelines that transport Rocky Mountain basin gas supplies to markets in the West, Midwest and East in North America and with other pipelines that serve the same market area by sourcing natural gas from storage facilities and from other supply regions.

The Bison Pipeline is operated by a subsidiary of TransCanada. Most decisions of the Bison Pipeline are established by the Bison Management Committee, which upon closing of the Acquisition will include two members who are appointed by TransCanada and two members who are appointed by the Partnership.  The members’ votes are equal to the percentage interest that they represent.

The Acquisition is expected to be financed through a combination of debt and equity.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the Purchase Agreements, copies of which are filed herewith as Exhibits 2.1 and 2.2, and are incorporated herein by reference.

Relationships

As of May 15, 2013, TransCanada and its affiliates (other than the General Partner) own 11,287,725 common units and the Partnership’s General Partner owns 5,797,106 common units, representing an aggregate 31.3 percent limited partner interest in the Partnership. In addition, the General Partner owns an aggregate two percent general partner interest in the Partnership through which it manages and operates the Partnership. As a result, TransCanada’s aggregate ownership interest in the Partnership is 33.3 percent by virtue of its indirect ownership of the General Partner and 31.3 percent aggregate limited partner interest.

The Conflicts Committee of the Board of Directors of the General Partner, composed entirely of independent directors, unanimously recommended approval of the Acquisition to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisition.  The Board of Directors of the General Partner unanimously approved the terms of the Acquisition.

Guarantees

In connection with the Acquisition, TransCanada PipeLine USA Ltd., a subsidiary of TransCanada has guaranteed all obligations of TransCanada American Investments Ltd. under the GTN Purchase Agreement up to the purchase price of the GTN Interest and has guaranteed all obligations of TC Continental Pipeline Holdings Inc. under the Bison Purchase Agreement up to the purchase price of the Bison Interest.  Both guarantees have a term of six years.

The foregoing descriptions of the guarantees are qualified in their entirety by reference to the guarantees, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Financial Statements and Pro Forma Financial Information

In connection with the Acquisition and to provide the historical financial information required pursuant to Item 9.01(a) and the pro forma financial information required pursuant to Item 9.01(b) of  Form 8-K, the Partnership is filing (i) the audited financial statements of GTN and Bison as of and for the fiscal years ended December 31, 2012 and 2011 attached as Exhibits 99.1 and 99.3, respectively, (ii) the unaudited financial statements of GTN and Bison for the quarters ended March 31, 2013 and 2012, attached as Exhibits 99.2 and 99.4, respectively, and (iii) the unaudited pro forma consolidated income statement of the Registrant for the years ended December 31, 2012, 2011 and 2010 and the quarter ended March 31, 2013 and the unaudited pro forma consolidated balance sheet as at March 31, 2013, attached as Exhibit 99.5.

Item 7.01  Regulation FD Disclosure.

On May 15, 2013, the Partnership issued a press release regarding the Acquisition.  A copy of the press release is furnished as Exhibit 99.6 hereto.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference, are the audited financial statements of GTN as of and for the fiscal years ended December 31, 2012 and 2011 and unaudited financial statements for the quarters ended March 31, 2013 and 2012.

Attached hereto as Exhibits 99.3 and 99.4, and incorporated herein by reference, are the audited financial statements of Bison as of and for the fiscal years ended December 31, 2012 and 2011 and unaudited financial statements for the quarters ended March 31, 2013 and 2012.

(b)           Pro Forma Financial Information.

Attached hereto as Exhibit 99.5, and incorporated herein by reference, are the unaudited pro forma consolidated income statement of the Registrant for the years ended December 31, 2012, 2011, and 2010 and the quarter ended March 31, 2013 and the unaudited pro forma consolidated balance sheet as at March 31, 2013 which were developed by applying pro forma adjustments to the consolidated financial statements of the Partnership included in its Form 10-K for the year ended December 31, 2012 and its Form 10-Q for the three months ended March 31, 2013.

(d)           Exhibits.

Exhibit No.	Description

2.1	Agreement for Purchase and Sale of Membership Interest dated as of May 15, 2013 between TransCanada American Investments Ltd., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2	Agreement for Purchase and Sale of Membership Interest dated as of May 15, 2013 between TC Continental Pipeline Holdings Inc., as Seller, and TC Pipelines Intermediate Limited Partnership, as Buyer.*

10.1	Guaranty by TransCanada Pipeline USA Ltd. dated as of May 15, 2013 with respect to the obligations of TransCanada American Investments Ltd.

10.2	Guaranty by TransCanada Pipeline USA Ltd. dated as of May 15, 2013 with respect to the obligations of TC Continental Pipeline Holdings Inc.

99.1	Audited financial statements of GTN as of and for the fiscal years ended December 31, 2012 and 2011.

99.2	Unaudited financial statements of GTN as of and for the fiscal quarters ended March 31, 2013 and 2012.

99.3	Audited financial statements of Bison as of and for the fiscal years ended December 31, 2012 and 2011.

99.4	Unaudited financial statements of Bison as of and for the fiscal quarters ended March 31, 2013 and 2012.

99.5

Unaudited pro forma consolidated income statement of the Registrant for the three years ended December 31, 2012, 2011 and 2010 and the quarter ended March 31, 2013 and the unaudited pro forma consolidated balance sheet of the Registrant as at March 31, 2013.

99.6	Press Release of TC PipeLines, LP, dated May 15, 2013.

*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner

By:	/s/ Annie C. Belecki
Annie C. Belecki
Secretary

Dated:  May 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for Purchase and Sale of Membership Interest dated as of May 15, 2013 between TransCanada American Investments Ltd., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2	Agreement for Purchase and Sale of Membership Interest dated as of May 15, 2013 between TC Continental Pipeline Holdings Inc., as Seller, and TC Pipelines Intermediate Limited Partnership, as Buyer.*

10.1	Guaranty by TransCanada Pipeline USA Ltd. dated as of May 15, 2013 with respect to the obligations of TransCanada American Investments Ltd.

10.2	Guaranty by TransCanada Pipeline USA Ltd. dated as of May 15, 2013 with respect to the obligations of TC Continental Pipeline Holdings Inc.

99.1	Audited financial statements of GTN as of and for the fiscal years ended December 31, 2012 and 2011.

99.2	Unaudited financial statements of GTN as of and for the fiscal quarters ended March 31, 2013 and 2012.

99.3	Audited financial statements of Bison as of and for the fiscal years ended December 31, 2012 and 2011.

99.4	Unaudited financial statements of Bison as of and for the fiscal quarters ended March 31, 2013 and 2012.

99.5

Unaudited pro forma consolidated income statement of the Registrant for the three years ended December 31, 2012, 2011 and 2010 and the quarter ended March 31, 2013 and the unaudited pro forma consolidated balance sheet of the Registrant as at March 31, 2013.

99.6	Press Release of TC PipeLines, LP, dated May 15, 2013.

*The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.